UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No.1

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Explanatory Note Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Explanatory Note: Bar Harbor Bankshares (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the 2014 net income trigger amount necessary to activate the Company's 2014 Annual Incentive Plan previously approved by the Board of Directors on December 17, 2013 (the "Plan") and as reported in the Company’s Current Report on Form 8-K, dated December 17, 2013, and filed on December 23, 2013 (the “Original Form 8-K”).

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements for Certain Officers.

The Company's Original Form 8-K Stated in part that, "[i]n order for the Plan to activate, the Company must achieve a net income trigger. We anticipate that the Company will determine in January, 2014, the specific net income trigger necessary to activate the Plan."

This Amendment No. 1 is being filed to report that on January 21, 2014, the Company's Board of Directors established a net income trigger of $12,260,000.00 to activate the Plan.

No other changes are made to the Original Report and references to the Plan are qualified entirely by reference to our Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/Curtis S. Simard
Name: Curtis S. Simard
Title: President and Chief Executive Officer

Date:  January 23, 2014